Exhibit 99.1

Parsons Delivers Strong Third Quarter 2020 Results

Strategic Accomplishments

•	Announced Braxton acquisition that accelerates growth strategy in rapidly expanding space market
•	Awarded a $307 million contract with a classified customer
•	Won strategic directed energy contract

Q3 2020 Financial Highlights

•	Net income of $41 million and margin of 4.0%; adjusted EBITDA of $101 million and margin of 10.0%
•	Cash flow from operating activities of $145 million
•	Federal Solutions book-to-bill ratio of 1.5x

Financial Position and Outlook

•	Narrows FY20 adjusted EBITDA guidance range; reiterates revenue and cash flow ranges
•	Closed $400 million convertible note which will fully fund Braxton acquisition
•	Pro forma net debt leverage ratio of 0.8x at end of Q3 2020 post Braxton acquisition

CENTREVILLE, VA – November 4, 2020, Parsons Corporation (NYSE: PSN) today announced financial results for the third quarter ended September 30, 2020.

CEO Commentary

“We delivered strong third quarter results with record adjusted EBITDA and generated outstanding cash flow. We also recently announced a significant pending strategic acquisition in the rapidly expanding space market that exceeds all our disciplined quantitative and qualitative M&A criteria, while also preserving our financial flexibility for potential future acquisitions,” said Chuck Harrington, chairman and chief executive officer of Parsons Corporation.

“Our strong operational performance enabled us to win large new contracts in high-priority national security markets. We continue to execute our strategic plan and look forward to further leveraging our strong balance sheet to drive additional shareholder value.”

Third Quarter 2020 Results

Total revenue for the third quarter of 2020 decreased by $19 million, or 2%, from the prior year period to $1 billion. Operating income increased 24% to $66 million primarily as a result of an increase in equity in earnings and lower indirect, general and administrative (IG&A) expenses. Net income decreased to $41 million and net income margin decreased to 4.0% from the prior year period. These decreases were driven by the nonrecurring positive tax benefit impact included in the third quarter of 2019 from elections made in connection with the filing of the company's 2018 S-Corporation tax return and associated with the company’s change in tax status. Diluted earnings per share (EPS) attributable to Parsons was $0.40 in the third quarter of 2020, compared to $0.57 in the prior year period.

Adjusted EBITDA including noncontrolling interests for the third quarter of 2020 was $101 million, a 13% increase over the prior year period. Adjusted EBITDA margin increased 130 basis points to 10.0%.

Adjusted EPS increased to $0.57, compared to $0.53 in the third quarter of 2019.

Information about the company's use of non-GAAP financial information is provided on page nine and in the non-GAAP reconciliation tables included herein.

Segment Results

Federal Solutions Segment

	Three Months Ended		Growth		Nine Months Ended		Growth
	September 30, 2020	September 30, 2019	Dollars/ Percent	Percent	September 30, 2020	September 30, 2019	Dollars/ Percent	Percent
Revenue	$498,156	$486,175	$11,981	2%	$1,457,937	$1,387,484	$70,453	5%
Adjusted EBITDA	$45,936	$50,445	$(4,509)	-9%	$125,401	$126,979	$(1,578)	-1%
Adjusted EBITDA margin	9.2%	10.4%	-1.2%	-11%	8.6%	9.2%	-0.6%	-6%

Third quarter 2020 revenue increased $12 million, or 2%, compared to the prior year period primarily due to an increase in business volume on new and existing contracts.

Third quarter 2020 Federal Solutions Adjusted EBITDA including noncontrolling interests decreased by $5 million, or 9%, compared to the prior year period. Adjusted EBITDA margin decreased to 9.2% from the third quarter of 2019. These decreases were primarily driven by a large technical performance incentive fee recognized in the third quarter of 2019 and an increase in volume on contracts with pass-through costs during the third quarter 2020.

Critical Infrastructure Segment

	Three Months Ended		Growth		Fiscal Year Ended		Growth
	September 30, 2020	September 30, 2019	Dollars/ Percent	Percent	September 30, 2020	September 30, 2019	Dollars/ Percent	Percent
Revenue	$506,080	$537,102	$(31,022)	-6%	$1,496,751	$1,529,940	$(33,189)	-2%
Adjusted EBITDA	$54,865	$38,545	$16,320	42%	$127,057	$110,240	$16,817	15%
Adjusted EBITDA margin	10.8%	7.2%	3.7%	51%	8.5%	7.2%	1.3%	18%

Third quarter 2020 revenue decreased $31 million, or 6%, compared to the prior year period. The decrease was primarily driven by lower volume on contracts with pass-through revenue.

Third quarter 2020 Critical Infrastructure Adjusted EBITDA including noncontrolling interests increased by $16 million, or 42%, compared to the prior year period. Adjusted EBITDA margin increased to 10.8%. These increases were primarily driven by higher equity in earnings from unconsolidated joint ventures and lower IG&A costs.

Third Quarter 2020 Key Performance Indicators

•	Book-to-bill ratio (third quarter): 1.2x on net bookings of $1.2 billion. Book-to-bill ratio (trailing twelve-months): 1.0x on net bookings of $4.0 billion.
•	Total backlog: $7.8 billion, a 6% decrease from the third quarter of 2019 and a 1% increase from the second quarter of 2020.
•	Cash flow from operating activities: $145 million. This strong performance was driven by healthy cash collections.

•

Net cash: Cash and cash equivalents were $614 million and total debt was $587 million for a total net cash position of $27 million as of September 30, 2020. Following the $300 million all-cash acquisition of Braxton, as of September 30, 2020, pro forma net debt was approximately $273 million, positioning the company for continued investment in the implementation of its growth strategy. The company’s pro forma net debt to trailing twelve-month adjusted EBITDA leverage ratio at the end of the third quarter of 2020 was 0.8x. The company defines net debt as total debt less cash and cash equivalents.

Third Quarter 2020 Significant Contract Wins

Parsons continues to win large single-award contracts in markets of national security importance.

•	Awarded a $307 million contract with a classified customer.
•	Awarded a $115 million option year contract on the Combatant Commands Cyber Mission Support (CCMS) contract by the U.S. General Services Administration.
•

Awarded a $51 million contract by the U.S. Air Force for the manufacturing, integration and sustainment of 13 Recovery of Airbase Denied by Ordnance (RADBO) systems. RADBO employs the Parsons developed ZEUS™ directed energy system to destroy unexploded ordinance with extreme accuracy in previously denied areas and improves the safety of deployed warfighters. This program is the first Department of Defense (DoD) ground-based laser system placed into production.

Recent Additional Corporate Highlights

Parsons continues to build on its strong track record of acquiring and integrating leading-edge technology companies in high-growth markets that broaden its portfolio and customer footprint. In addition, the company was recognized for its commitment to various important military friendly programs.

•

Announced on October 29, 2020, its intent to acquire Braxton Science & Technology Group, LLC (Braxton). The addition of Braxton complements Parsons’ space portfolio, increases its product offerings in high-growth markets, and adds critical intellectual property that complements and expands the company’s capabilities for the U.S. Air Force, Space Force, and research laboratories. The transaction is also consistent with Parsons’ strategy of acquiring high-growth, defense, and intelligence technology companies with software and hardware intellectual property that enhance its technology and transactional revenue growth and margin profile.

•	Recognized numerous times as one of the best companies for its commitment to military personnel, veterans and their families.
o

Presented with the 2021 Military Friendly® Employer Silver designation by VIQTORY Media for its comprehensive veteran and military spouse employment, transition, retention and career development programs that ultimately improve the lives of veterans.

o	Named a “Best for Vets Employer – 2020” by Military Times, as one of the country's best employers and organizations with military-connected employment programs, benefits and support efforts.
o	Recognized by the Department of Defense for its commitment to supporting employees who serve in the National Guard and Reserve in the United States.

Fiscal Year 2020 Guidance

The company is narrowing its adjusted EBITDA guidance range for fiscal year 2020 and reiterating the revenue and cash flow from operating activities guidance ranges it initially issued on March 10, 2020, based on its financial results for the first nine months of 2020 and its current outlook for the remainder of year. The table below summarizes the company’s fiscal year 2020 guidance.

(in millions	Current FY20 Guidance	Prior FY20 Guidance
Revenue	$3.95 - $4.05 billion	$3.95 - $4.05 billion
Adjusted EBITDA including non-controlling interest	$340 - $360 million	$330 - $360 million
Cash Flow from Operating Activities	$230 - $250 million	$230 - $250 million

Net income guidance is not presented as the company believes market volatility in its share price and the resulting impact on the company’s equity-based compensation expense, as well as charges to interest, taxes, depreciation, amortization and other matters affecting net income will preclude the company from providing accurate net income guidance for fiscal year 2020.

Conference Call Information

Parsons will host a conference call today, November 4, 2020, at 8:00 a.m. ET to discuss the financial results for its third quarter 2020.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at www.Parsons.com. Listeners may also access a slide presentation on the website, which summarizes the company’s third quarter 2020 results. Listeners should go to the website 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing +1 866-987-6581 (domestic) or +1 602-563-8686 (international) and entering passcode 6876155.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through November 11, 2020 at +1 855-859-2056 (domestic) or +1 404-537-3406 (international) and entering passcode 6876155.

About Parsons Corporation

Parsons is a leading disruptive technology provider in the global defense, intelligence, and critical infrastructure markets, with capabilities across cybersecurity, missile defense, space, connected infrastructure, and smart cities. Please visit parsons.com, and follow us on LinkedIn and Facebook to learn how we're making an impact.

Forward-Looking Statements

This Earnings Release and materials included therewith contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: the impact of COVID-19; any issue that compromises our relationships with the U.S. federal government or its agencies or other state, local or foreign governments or agencies; any issues that damage our professional reputation; changes in governmental priorities that shift expenditures away from agencies or programs that we support; our dependence on long-term government contracts, which are subject to the government’s budgetary approval process; the size of our addressable markets and the amount of government spending on private contractors; failure by us or our employees to obtain and maintain necessary security clearances or certifications; failure to comply with numerous laws and regulations; changes in government procurement, contract or other practices or the adoption by governments of new laws, rules, regulations and programs in a manner adverse to us; the termination or nonrenewal of our government contracts, particularly our contracts with the U.S. federal government; our ability to compete effectively in the competitive bidding process and delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us; our ability to generate revenue under certain of our contracts; any inability to attract, train or retain employees with the requisite skills, experience and security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; changes in estimates used in recognizing revenue; internal system or service failures and security breaches; and inherent uncertainties and potential adverse developments in legal proceedings, including litigation, audits, reviews and investigations, which may result in materially adverse judgments, settlements or other unfavorable outcomes. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our Annual Report with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2019 on Form 10K, filed on March 10, 2020, and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this presentation that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Media:	Investor Relations:
Bryce McDevitt	Dave Spille
Parsons Corporation	Parsons Corporation
(703) 797-3001	(571) 655-8264
Bryce.McDevitt@Parsons.com	Dave.Spille@Parsons.com

PARSONS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenue	$1,004,236	$1,023,277	$2,954,688	$2,917,424
Direct cost of contracts	788,769	798,552	2,307,725	2,297,512
Equity in earnings of unconsolidated joint ventures	16,741	7,274	26,624	29,305
Indirect, general and administrative expenses	165,937	178,550	537,351	581,428
Operating income	66,271	53,449	136,236	67,789
Interest income	88	427	512	1,129
Interest expense	(5,475)	(4,909)	(13,656)	(19,577)
Other income (expense), net	1,653	(3,127)	1,916	(1,580)
Total other income (expense)	(3,734)	(7,609)	(11,228)	(20,028)
Income before income tax expense	62,537	45,840	125,008	47,761
Income tax (expense) benefit	(16,017)	15,453	(32,992)	67,063
Net income including noncontrolling interests	46,520	61,293	92,016	114,824
Net income attributable to noncontrolling interests	(5,862)	(4,481)	(15,086)	(8,012)
Net income attributable to Parsons Corporation	$40,658	$56,812	$76,930	$106,812
Earnings per share:
Basic	$0.40	$0.57	$0.76	$1.19
Diluted	$0.40	$0.57	$0.76	$1.19

Weighted average number shares used to compute basic and diluted EPS (in thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Basic weighted average number of shares outstanding	100,737	99,435	100,700	89,977
Equity-based awards	378	-	321	-
Convertible senior notes	4,458	-	-	-
Diluted weighted average number of shares outstanding	105,573	99,435	101,022	89,977

Net income available to shareholders used to compute diluted EPS as a result of adopting the if-converted method in connection with the Convertible Senior Notes (in thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income attributable to Parsons Corporation	40,658	56,812	76,930	106,812
Convertible senior notes if-converted method interest adjustment	1,164	-	-	-
Diluted net income attributable to Parsons Corporation	41,822	56,812	76,930	106,812

PARSONS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share information)

(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents (including $50,585 and $51,171 Cash of consolidated joint ventures)	$614,031	$182,688
Restricted cash and investments	3,726	12,686
Accounts receivable, net (including $259,691 and $166,355 Accounts receivable of consolidated joint ventures, net)	775,060	671,492
Contract assets (including $29,054 and $26,458 Contract assets of consolidated joint ventures)	610,893	575,089
Prepaid expenses and other current assets (including $3,974 and $11,182 Prepaid expenses and other current assets of consolidated joint ventures)	77,909	84,454
Total current assets	2,081,619	1,526,409

Property and equipment, net (including $2,649 and $2,945 Property and equipment of consolidated joint ventures, net)	121,486	122,751
Right of use assets, operating leases	212,592	233,415
Goodwill	1,046,453	1,047,425
Investments in and advances to unconsolidated joint ventures	71,289	68,620
Intangible assets, net	194,082	259,858
Deferred tax assets	130,904	130,401
Other noncurrent assets	60,336	61,489
Total assets	$3,918,761	$3,450,368

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable (including $72,949 and $85,869 Accounts payable of consolidated joint ventures)	$208,307	$216,613
Accrued expenses and other current liabilities (including $141,476 and $74,857 Accrued expenses and other current liabilities of consolidated joint ventures)	725,867	639,863
Contract liabilities (including $44,267 and $32,638 Contract liabilities of consolidated joint ventures)	212,373	230,681
Short-term lease liabilities, operating leases	48,661	49,994
Income taxes payable	1,342	7,231
Short-term debt	50,000	-
Total current liabilities	1,246,550	1,144,382
Long-term employee incentives	21,535	56,928
Long-term debt	537,119	249,353
Long-term lease liabilities, operating leases	189,319	203,624
Deferred tax liabilities	9,273	9,621
Other long-term liabilities	145,494	125,704
Total liabilities	2,149,290	1,789,612
Contingencies (Note 12)
Shareholders' equity (deficit):
Common stock, $1 par value; authorized 1,000,000,000 shares; 146,498,582 and 146,440,701 shares issued; 24,637,043 and 21,772,888 public shares outstanding; 76,090,531 and 78,896,806 ESOP shares outstanding	146,498	146,441
Treasury stock, 45,771,008 shares at cost	(934,240)	(934,240)
Additional paid-in capital	2,675,383	2,649,975
Accumulated deficit	(142,095)	(218,025)
Accumulated other comprehensive loss	(18,049)	(14,261)
Total Parsons Corporation shareholders' equity	1,727,497	1,629,890
Noncontrolling interests	41,974	30,866
Total shareholders' equity	1,769,471	1,660,756
Total liabilities, redeemable common stock and shareholders' equity	$3,918,761	$3,450,368

PARSONS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended
	September 30, 2020	September 30, 2019
Cash flows from operating activities:
Net income including noncontrolling interests	$92,016	$114,824
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	95,442	92,692
Amortization of debt issue costs	760	802
Amortization of convertible notes discount	1,277	-
Gain on disposal of property and equipment	(22)	1,045
Provision for doubtful accounts	54	(964)
Deferred taxes	(763)	(105,161)
Foreign currency transaction gains and losses	431	1,689
Equity in earnings of unconsolidated joint ventures	(26,624)	(29,305)
Return on investments in unconsolidated joint ventures	31,189	32,848
Stock-based compensation	11,044	9,224
Contributions of treasury stock	42,006	36,779
Changes in assets and liabilities, net of acquisitions and newly consolidated joint ventures:
Accounts receivable	(106,487)	(31,726)
Contract assets	(34,931)	(59,161)
Prepaid expenses and current assets	7,649	2,980
Accounts payable	(8,074)	(6,946)
Accrued expenses and other current liabilities	48,901	40,186
Contract liabilities	(18,094)	20,703
Income taxes	(6,761)	(3,019)
Other long-term liabilities	(15,574)	13,138
Net cash provided by operating activities	113,439	130,628
Cash flows from investing activities:
Capital expenditures	(29,178)	(44,030)
Proceeds from sale of property and equipment	1,053	2,824
Payments for acquisitions, net of cash acquired	-	(495,690)
Investments in unconsolidated joint ventures	(7,969)	(11,446)
Return of investments in unconsolidated joint ventures	17	6,632
Net cash used in investing activities	(36,077)	(541,710)
Cash flows from financing activities:
Proceeds from borrowings under credit agreement	212,900	530,000
Repayments of borrowings under credit agreement	(212,900)	(710,000)
Payments for debt costs and credit agreement	-	(286)
Proceeds from issuance of convertible notes	400,000	-
Payments for purchase of bond hedges	(54,968)	-
Proceeds from issuance of warrants	13,808	-
Transaction costs paid in connection with convertible notes issuance	(10,307)	-
Contributions by noncontrolling interests	491	8,999
Distributions to noncontrolling interests	(4,469)	(35,378)
Purchase of treasury stock	-	(819)
Taxes paid on vested stock	(1,149)	-
Proceeds from issuance of common stock	1,684	536,879
Dividend paid	-	(52,093)
Net cash provided by financing activities	345,090	277,302
Effect of exchange rate changes	(69)	(953)
Net increase (decrease) in cash, cash equivalents, and restricted cash	422,383	(134,733)
Cash, cash equivalents and restricted cash:
Beginning of year	195,374	281,195
End of period	$617,757	$146,462

Contract Awards (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Federal Solutions	$737,643	$845,559	$1,786,473	$2,076,928
Critical Infrastructure	432,916	289,665	1,355,272	1,257,506
Total Awards	$1,170,559	$1,135,224	$3,141,745	$3,334,434

Backlog (in thousands):

	September 30, 2020	September 30, 2019
Federal Solutions:
Funded	$1,175,924	$1,214,919
Unfunded	3,901,231	3,946,784
Total Federal Solutions	5,077,155	5,161,703
Critical Infrastructure:
Funded	2,619,454	3,050,525
Unfunded	80,001	38,286
Total Critical Infrastructure	2,699,455	3,088,811
Total Backlog	$7,776,610	$8,250,514

Book-To-Bill Ratio:

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Federal Solutions	1.5	1.7	1.2	1.5
Critical Infrastructure	0.9	0.5	0.9	0.8
Overall	1.2	1.1	1.1	1.1

Non-GAAP Financial Information

The tables under "Parsons Corporation Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Parsons has provided these Non-GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions of Williams Electric, Polaris Alpha and  OGSystems, initial public offering transaction-related expenses, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, restructuring and related expenses, costs associated with mergers and acquisitions, software implementation costs, legal and settlement costs, and other costs considered to non-operational in nature . These items have been Adjusted because they are not considered core to the company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Parsons’s performance during the periods presented and the company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income attributable to Parsons Corporation	$40,658	$56,812	$76,930	$106,812
Interest expense, net	5,387	4,482	13,144	18,448
Income tax provision (benefit)	16,017	(15,453)	32,992	(67,063)
Depreciation and amortization (a)	30,952	31,027	95,442	92,692
Net income attributable to noncontrolling interests	5,862	4,481	15,086	8,012
Equity based compensation (b)	(991)	(1,657)	4,142	45,504
Transaction-related costs (c)	2,411	9,891	11,937	26,961
Restructuring (d)	365	309	1,475	2,880
Other (e)	140	(902)	1,310	2,973
Adjusted EBITDA	$100,801	$88,990	$252,458	$237,219

(a)

Depreciation and amortization for the three and nine months ended September 30, 2020 is $25.7 million and $80.1 million, respectively in the Federal Solutions Segment and $5.3 million and $15.4 million, respectively in the Critical Infrastructure Segment.  Depreciation and amortization for the three and nine months ended September 30, 2019 is $26.0 million and $75.1 million, respectively in the Federal Solutions Segment and $5.0 million and $17.6 million, respectively in the Critical Infrastructure Segment.

(b)	Reflects equity-based compensation costs primarily related to cash-settled awards.
(c)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(d)	Reflects costs associated with and related to our corporate restructuring initiatives.
(e)	Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.

PARSONS CORPORATION

Non-GAAP Financial Information

Computation of Adjusted EBITDA Attributable to Noncontrolling Interests

(in thousands)

(in thousands)	Three months ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Federal Solutions Adjusted EBITDA attributable to Parsons Corporation	$45,874	$50,359	$125,191	$126,658
Federal Solutions Adjusted EBITDA attributable to noncontrolling interests	62	86	210	321
Federal Solutions Adjusted EBITDA including noncontrolling interests	$45,936	$50,445	$125,401	$126,979

Critical Infrastructure Adjusted EBITDA attributable to Parsons Corporation	48,856	33,976	111,732	102,177
Critical Infrastructure Adjusted EBITDA attributable to noncontrolling interests	6,009	4,569	15,325	8,063
Critical Infrastructure Adjusted EBITDA including noncontrolling interests	$54,865	$38,545	$127,057	$110,240

Total Adjusted EBITDA including noncontrolling interests	$100,801	$88,990	$252,458	$237,219

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income Attributable to Parsons Corporation to Adjusted Net Income Attributable to Parsons Corporation

(in thousands, except per share information)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income attributable to Parsons Corporation	$40,658	$56,812	$76,930	$106,812
Deferred tax asset recognition (a)	737	(29,309)	737	(85,672)
Acquisition related intangible asset amortization	20,881	22,143	65,707	64,438
Equity based compensation (b)	(991)	(1,657)	4,142	45,504
Transaction-related costs (c)	2,411	9,891	11,937	26,961
Restructuring (d)	365	309	1,475	2,880
Other (e)	140	(902)	1,310	2,973
Tax effect on adjustments	(6,660)	(5,025)	(22,251)	(23,091)
Adjusted net income attributable to Parsons Corporation	57,541	52,262	139,987	140,805
Adjusted earnings per share:
Weighted-average number of basic shares outstanding	100,737	99,435	100,700	89,977
Weighted-average number of diluted shares outstanding (f)	101,115	99,435	101,022	89,977
Adjusted net income attributable to Parsons Corporation per basic share	$0.57	$0.53	$1.39	$1.56
Adjusted net income attributable to Parsons Corporation per diluted share	$0.57	$0.53	$1.39	$1.56

(a)	Reflects the reversal of a deferred tax asset as a result of the company converting from an S-Corporation to a C-Corporation.
(b)	Reflects equity-based compensation costs primarily related to cash-settled awards.
(c)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(d)	Reflects costs associated with and related to our corporate restructuring initiatives
(e)	Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.
(f)	Excludes dilutive effect of convertible senior notes due to bond hedge.